EX1A-2A CHARTER

Exhibit 2.1

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

	Filed in the office of	Document Number 20160560893-00
Articles of Organization	/s/ Barbara K. Cegavske	Filing Date and Time
Limited-Liability Company	Barbara K. Cegavske	12/27/2016 1:22 PM
(PURSUANT TO NRS CHAPTER 86)	Secretary of State	Entity Number
	State of Nevada	E0555842016-2

1. Name of Limited Liability Company:

My Racehorse CA LLC

Check box if a Series Limited-	Check box if a Restricted Limited-
Liability Company	Liability Company

☒	☐

2. Registered Agent for Service of Process:

☒ Commercial Registered Agent: NATIONAL REGISTERED AGENTS, INC. OF NV

☐	Noncommercial Registered Agent	OR	☐	Office or Position with Entity
	(Name and address below)			(name and address below)

3. Dissolution Date: (optional)(

Latest date upon which the company is to dissolve (if existence is not perpetual): ______________

4. Management:

(required)

Company shall be managed by: ☒ Manager(s)      OR      ☐ Member(s)

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5. Name and Address of each Manager or Managing Member:

(attach additional page if more than 3)

1) EXPERIMENTAL SQUARED, INC.
Name

5360 STONEVIEW ROAD	RANCHO CUCAMONGA	CA	91739e
Street Address	City	State	Zip Code

2)
Name

Street Address	City	State	Zip Code

3)
Name

Street Address	City	State	Zip Code

6. Name, Address and Signature of Organizer:

(attach additional page if more than 1 organizer)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forge instrument for filing in the Office of the Secretary of State.

DAVE UTLEY	X DAVE UTLEY
Name	Organizer Signature

38730 SKY CANYON RD. SUITE A	MURRIETA, CA 92592
Address	City, State, Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above Entity:

X NATIONAL REGISTERED AGENTS, INC. OF NV	12/27/2016
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

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